Exhibit 99

MEREDITH CORPORATION
INVESTOR CONFERENCE CALL
THIRD QUARTER OF FISCAL 2004

JIM JACOBSON

Good morning. I'm Jim Jacobson, Director of Investor Relations for Meredith Corporation. With me today are Bill Kerr, Chief Executive Officer, Kevin O'Brien, President of the Broadcasting Group, Steve Lacy, President of the Publishing Group, Suku Radia, Chief Financial Officer, and Steve Cappaert, Corporate Controller.

Before our presentation, I will take care of a few housekeeping items.

First, this call is being webcast on our web site-Meredith.com. Our formal remarks will be furnished to the SEC as part of an 8-K and a transcript of the call will be posted to our website.

Second, references to nine-month fiscal 2003 earnings and earnings per share are before the cumulative effect of a change in accounting principle related to SFAS No. 142.

Third, we will refer to non-GAAP measures that, considered in conjunction with GAAP results, provide additional analytic tools to understand our core operations. Tables in our earnings release reconcile GAAP results to non-GAAP measures. You may access this information on our web site.

Last, in today's call we will include statements that are considered forward-looking within the meaning of federal securities laws. These statements are based on management's current knowledge and expectations and are subject to certain risks and uncertainties that may cause actual results to differ materially from the forward-looking statements.

Factors that could adversely affect future results include, but are not limited to, changes in advertising and consumer demand; paper prices; postage rates; overall economic conditions; changes in legislation and government regulations affecting our industries; and world, national and local events that could disrupt broadcast television. A more comprehensive description of the risk factors can be found in our earnings release issued today and in certain of our SEC filings. The Company undertakes no obligation to update any forward-looking statement.

Now, Bill will begin the presentation.

BILL KERR

Thanks, Jim, and welcome to everyone. I'll start today with an overview of our third quarter. Kevin and Steve will follow with updates on their respective business groups. Next, Suku will discuss our financial position along with our outlook for all of fiscal 2004. Then we'll address your questions.

We produced an excellent quarter. Our net earnings rose 32 percent and our earnings per share of 65 cents were three cents higher than the First Call consensus estimate. Our operating profit margin improved to 20.2 percent from 17.2, total revenues grew 8 percent, and total advertising revenues increased 9 percent.

Our outstanding quarterly performance was the result of several factors.

In Broadcasting,

  we enjoyed great success in selling the Super Bowl and NCAA basketball tournament on our CBS stations.
  we realized more political advertising revenues than in the comparable quarter of the prior year and of the previous presidential election year.
  we grew revenues from our Cornerstone programs and added our new station-WSHM in Springfield, Massachusetts.
  we continued to reduce film amortization expense.
  most importantly, we converted our previous ratings and share gains into revenue and profit growth throughout our station group.

In Publishing,

  we continued to increase our advertising market share.
  we improved circulation contribution.
  we grew our custom publishing business.
  we contained expenses.

Both of our business groups outperformed their peers and significantly improved their margins. In Broadcasting, our spot advertising revenues increased 21 percent, more than double the industry's average gain. EBITDA margin improved to 29.2 percent from 20.2 percent.

According to PIB, our advertising pages grew in excess of the industry average. Publishing operating profit margin increased to 22.8 percent from 21.1 percent.

Our nine-month performance also was strong despite the challenge of replacing $20.5 million in net political advertising revenue from the comparable period of fiscal 2003.

  Earnings per share grew 19 percent.
  Operating profit margin increased to 16.1 percent from 15.6 percent.
  Total revenues and total advertising revenues increased 9 percent.

Let me remind you of our long-term financial objectives. Each of our businesses should improve its margin over the long term-Broadcasting to a 40 percent EBITDA margin by the end of fiscal 2006 and Publishing to a 20 percent operating profit margin in fiscal 2006. Over time, we expect to grow earnings per share in the low double-digits in nonpolitical years and in the mid-to-high teens in political years.

Our performance to date in fiscal 2004 is well ahead of these objectives. We are positioned to produce outstanding results in fiscal 2004. Suku will share our outlook after you've heard more about the performance of our business units. Kevin will begin with Broadcasting.

KEVIN O'BRIEN

Thanks, Bill. Broadcasting produced an outstanding quarter.

  Operating profit more than doubled.
  EBITDA increased 74 percent.
  As Bill said, EBITDA margin increased to 29.2 percent from 20.2 percent.
  Revenues grew 20 percent.

We also posted excellent results for the nine months. Despite difficult political advertising comparisons,

  Operating profit grew 7 percent.
  EBITDA rose 6 percent.
  EBITDA margin improved nearly one percentage point to 29.6 percent.
  Revenues grew 3 percent.
  Non-political advertising revenues increased 14 percent.

Our strong quarterly performance was broad-based throughout our station group, with revenue and profit growth in all of our markets. As Bill noted, these results reflect our ability to translate previous ratings and share gains into revenue and profit growth.

Let me highlight the performance in our three largest markets-Atlanta, Phoenix and Portland. In the past two years, we posted an average share gain of 70 percent for late news and 34 percent for sign-on to sign-off. During the third quarter, our stations in these markets collectively increased revenues 21 percent and more than doubled EBITDA.

We remain focused on improving ratings and share at our stations. In the February book for the adult 25-54 demographic, we posted sign-on to sign-off share gains at 7 of 11 stations.

Once more, let's start with our three largest markets.

  Collectively, sign-on to sign-off share rose on average 17 percent.
  At WGCL in Atlanta, late news share rose 29 percent.
  At KPHO in Phoenix, late news is now number 3 in the market, up from number 4 a year ago.
  At KPTV in Portland, our locally-produced Good Morning Oregon was number 1 in all demographics from 5 to 9 a.m., which is impressive for a FOX affiliate.

We also posted share gains in other markets.

  In Nashville, WSMV's sign-on to sign-off share was up 13 percent and late news rose 12 percent.
  In Kansas City, KCTV grew sign-on to sign-off share 8 percent and 6 to 7 a.m. news 38 percent.
  WNEM in Saginaw increased share in most day-parts, importantly sign-on to sign-off rose 27 percent.

We enjoyed great success in selling the Super Bowl and NCAA basketball tournament on our CBS stations. In particular, our Hartford station benefited from the championships of the New England Patriots and the University of Connecticut. Group-wide we generated approximately $5 million of net revenues in the third quarter of fiscal 2004 from these sports events. This compares to revenues of a little more than $2 million for the basketball tournament in the same period a year ago. The Super Bowl was not broadcast on our stations in 2003.

Thanks to an early start to the presidential campaign, quarterly net political advertising revenues rose to $1.7 million from $120,000 in the comparable quarter. The large majority came from our stations in Phoenix, Kansas City, Saginaw, Nashville and Las Vegas. With stations in the key swing states of Michigan, Arizona, Missouri, Oregon and Nevada, we are well positioned to capitalize on election spending.

WSHM, our low-power CBS affiliate in Springfield, Massachusetts, is off to a great start. The station began broadcasting in January and was profitable in its first quarter as we utilized resources from our Hartford station. More impressive is the fact that WSHM-in its first ratings book ever-posted a 7 sign-on to sign-off share.

Our strategy to grow non-traditional revenues continued to pay dividends in the third quarter.

Our Cornerstone programs combine editorial content from our leading magazines with local advertising. Revenues from these programs increased nearly 60 percent in the quarter. In addition to Cornerstones, we have created other marketing initiatives focused on local events, sports teams, and Internet activities. We believe the combination of Cornerstones and these additional programs will generate about $20 million in fiscal 2004.

Recently, we entered into an agreement to acquire an AM radio station in the Saginaw-Bay City, Michigan area. We will change the format to news-talk and operate it from WNEM, our CBS television affiliate in the market. We will leverage our existing news talent and extend our highly rated news coverage to radio listeners. Also, we will be able to offer advertisers both radio and television exposure.

Currently, our fourth quarter pacings are running up in the low teens. Remember, pacings are volatile and change frequently.

Now Steve will provide a detailed look at Publishing.

STEVE LACY

Thank you, Kevin. Publishing also had a strong quarter. I'll start with a quick review of our results. Then I'll discuss our magazines, Corporate Solutions, and our retail activities. I'll conclude with a review of our Integrated Marketing and book businesses.

In the third quarter-

  operating profit rose 13 percent.
  total revenues increased 4 percent.
  and total advertising revenues were up 3 percent.

For the nine months-

  operating profit grew 17 percent.
  operating profit margin increased to 16.8 percent from 16.1.
  total revenues increased 11 percent.
  total advertising revenues rose 14 percent.

Our magazine advertising revenues continued to outpace industry growth in the third quarter.

According to PIB, we increased our share of overall magazine industry advertising revenues nearly 1 percentage point to 6.9 percent for the 12 months ending with the March issues. Better Homes and Gardens and Ladies' Home Journal, our two largest titles, maintained their commanding 44 percent combined share in the women's service field. Country Home and Traditional Home each improved their share by 5 points.

Although the market remains competitive, these market share improvements are the result of our preeminent position in the home and family markets; our proven circulation model which is trusted by advertisers; and higher rate bases for our mid-size titles.

In the third quarter, the two largest advertising categories for our magazines were food and beverage and home and building, both of which grew ad revenues in the low double-digits.  We also experienced strong growth in automotive, retail and technology-categories in which we are focused on expanding our presence. We experienced weakness in pharmaceuticals and direct response due to the cyclical nature of product launches and offerings.

These weaknesses had a particular impact on Ladies' Home Journal in the quarter. However, its nine-month advertising performance was sound with pages and revenues both up in the mid-single digits.

Circulation contribution increased in the quarter. Our circulation model is based on long-term direct-to-publisher sources captured primarily through direct mail and the Internet. Circulation revenues declined primarily due to industry weakness at the newsstand and one fewer issue of Country Home related to timing.

Meredith Corporate Solutions provides advertisers with multi-platform marketing programs that offer more comprehensive services to our clients and establish higher-level relationships in client organizations, positioning Meredith for additional business.

We have a new project with JC Penney to introduce its Home Collection by designer Chris Madden. Advertising will begin in the June issues of Better Homes and Gardens, Ladies' Home Journal, Country Home, Traditional Home and our decorating special interest publications. The program also will include a sweepstakes to build consumer interest in the Chris Madden line.

We continue to develop innovative programs with leading retailers to increase advertising sales, improve newsstand demand for our titles, and help clients build relationships with retailers and consumers.

In the third quarter, we teamed with The Home Depot and 14 other sponsors to launch the "Better Home Better Living" contest. This event is being promoted through editorial and advertising in Better Homes and Gardens magazine and on bhg.com. There also will be in-store remodeling clinics at nearly 1,500 Home Depot stores across the country.

Now, I'll turn to our Integrated Marketing and book businesses. Both have delivered strong revenue and profit growth in fiscal 2004.

For the quarter, Integrated Marketing's top programs included the DIRECTV monthly programming guide and customer loyalty magazines for DaimlerChrysler, Nestlé and Publix.

We won new business with Hunter Douglas, the nation's leading manufacturer of window fashions. Using our industry-leading database, we developed a sophisticated process to help the Hunter Douglas retailer target potential customers at each dealer location. We then created a 32-page catalog designed to inspire consumers and drive traffic to Hunter-Douglas retail dealer locations.

In books, top sellers in the quarter were the 1-2-3 series sold primarily at The Home Depot, a special promotion of the 12th edition of The Better Homes and Gardens New Cook Book and two new Trading Spaces books.

Our pipeline of new books remains strong. We are publishing books based on Spiderman 2, the blockbuster movie being released this summer. With these books, we have expanded distribution to Toys R Us. We also will publish a book based on American Chopper, the top-rated program on The Discovery Channel, two additional books based on Trading Spaces, and children's books based on the Care Bears and Strawberry Shortcake characters.

With the July issues not finalized, total magazine advertising revenues are running up in the low single-digits for the fourth quarter of fiscal 2004.

Now, Suku will give you the financial highlights.

SUKU RADIA

Thank you, Steve. It's a pleasure to elaborate on the financial impact of our outstanding third quarter:

  Net earnings increased 32 percent.
  Unallocated corporate expenses were up due to performance-related incentive accruals and start-up expenses associated with a payroll outsourcing contract in the third quarter of fiscal 2004. In the prior-year third quarter, the Company received some life insurance proceeds.
  Total debt was $305 million at March 31, down from $330 million at Dec. 31, 2003. We remain conservatively leveraged. For purposes of debt compliance, our trailing twelve-month debt-to-EBITDA ratio, as defined in our debt covenants, was 1.4 times compared with 2.0 times a year earlier.
  Net interest expense declined to $5.6 million from $6.4 million in the third quarter of fiscal 2003.
  Capital expenditures were $5.3 million. We expect them to be in the low $30 million range for all of fiscal 2004.
  Our effective tax-rate was 38.7 percent.
  We repurchased approximately 188,000 shares in the quarter and nearly 490,000 shares in the nine months of fiscal 2004 as part of our ongoing stock repurchase program.

With that financial summary, let's take a look forward.

Fourth quarter broadcast pacings, which are a snapshot in time and change frequently, are currently up in the low teens. As Steve said, with the July issues not finalized, publishing advertising revenues currently are running up in the low single-digits.

At the present time, we believe the current First Call consensus estimate of $0.71 per share is achievable for the fourth quarter of fiscal 2004. We will elaborate further at the Mid Year Media Review in June.

I'll turn the call back to Bill for his final remarks.

BILL KERR

Thank you, Suku. In conclusion, I will simply tell you that both our businesses are in great shape and positioned to continue their momentum. As I stated earlier, we're looking forward to an outstanding fiscal 2004.

Now, we're ready to take your questions.